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                           DELTA FINANCIAL CORPORATION

                                       and

                            DELTA FUNDING CORPORATION
                         DF SPECIAL HOLDINGS CORPORATION
                             FIDELITY MORTGAGE, INC.
                        FIDELITY MORTGAGE (FLORIDA), INC.

                                  $150,000,000

                          9 1/2% SENIOR NOTES DUE 2004

                                -----------------

                                    INDENTURE

                               Dated July 23, 1997

                                -----------------


                                -----------------


                              THE BANK OF NEW YORK

                                -----------------


                                     Trustee

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

                                TABLE OF CONTENTS

                                                                                              Page

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

         Section 1.1.       Definitions.......................................................  1
         Section 1.2.       Other Definitions................................................. 13
         Section 1.3.       Incorporation by Reference of Trust Indenture Act................. 14
         Section 1.4.       Rules of Construction............................................. 14

                                    ARTICLE 2
                                    THE NOTES

         Section 2.1.       Form and Dating................................................... 15
         Section 2.2.       Execution and Authentication...................................... 15
         Section 2.3.       Registrar and Paying Agent........................................ 16
         Section 2.4.       Paying Agent to Hold Money in Trust............................... 16
         Section 2.5.       Holder Lists...................................................... 16
         Section 2.6.       Transfer and Exchange............................................. 17
         Section 2.7.       Replacement Notes................................................. 17
         Section 2.8.       Outstanding Notes................................................. 18
         Section 2.9.       Treasury Notes.................................................... 18
         Section 2.10.      Temporary Notes................................................... 18
         Section 2.11.      Cancellation...................................................... 19
         Section 2.12.      Defaulted Interest................................................ 19
         Section 2.13.      CUSIP Number...................................................... 19

                                    ARTICLE 3
                                   REDEMPTION

         Section 3.1.       Notices to Trustee................................................ 19
         Section 3.2.       Selection of Notes to Be Redeemed................................. 20
         Section 3.3.       Notice of Redemption.............................................. 20
         Section 3.4.       Effect of Notice of Redemption.................................... 21
         Section 3.5.       Deposit of Redemption Price....................................... 21
         Section 3.6.       Notes Redeemed in Part............................................ 21
         Section 3.7.       Optional Redemption............................................... 21
         Section 3.8.       Mandatory Redemption.............................................. 22
         Section 3.9.       Offer to Purchase by Application of Excess Proceeds............... 22

                                    ARTICLE 4
                                    COVENANTS

         Section 4.1.       Payment of Notes.................................................. 24
         Section 4.2.       Maintenance of Office or Agency................................... 24
         Section 4.3.       Reports........................................................... 25

         Section 4.4.       Compliance Certificate............................................ 25
         Section 4.5.       Taxes............................................................. 26
         Section 4.6.       Stay, Extension and Usury Laws.................................... 26
         Section 4.7.       Restricted Payments............................................... 27
         Section 4.8.       Dividend and Other Payment Restrictions Affecting
                            Subsidiaries...................................................... 29
         Section 4.9.       Incurrence of Indebtedness and Issuance of Preferred Stock........ 30
         Section 4.10.      Asset Sales....................................................... 32
         Section 4.11.      Transactions with Affiliates...................................... 33

                                        i


         Section 4.12.      Liens............................................................. 34
         Section 4.13.      Business Activities............................................... 34
         Section 4.14.      Payments for Consent.............................................. 34
         Section 4.15.      Corporate Existence............................................... 34
         Section 4.16.      Offer to Repurchase Upon Change of Control........................ 35
         Section 4.17.      Additional Subsidiary Guaranties.................................. 36

                                    ARTICLE 5
                                   SUCCESSORS

         Section 5.1.       Merger, Consolidation, or Sale of Assets.......................... 36
         Section 5.2.       Successor Corporation Substituted................................. 36

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

         Section 6.1.       Events of Default................................................. 37
         Section 6.2.       Acceleration...................................................... 39
         Section 6.3.       Other Remedies.................................................... 39
         Section 6.4.       Waiver of Past Defaults........................................... 40
         Section 6.5.       Control by Majority............................................... 40
         Section 6.6.       Limitation on Suits............................................... 40
         Section 6.7.       Rights of Holders of Notes to Receive Payment..................... 41
         Section 6.8.       Collection Suit by Trustee........................................ 41
         Section 6.9.       Trustee May File Proofs of Claim.................................. 41
         Section 6.10.      Priorities........................................................ 42
         Section 6.11.      Undertaking for Costs............................................. 42

                                    ARTICLE 7
                                     TRUSTEE

         Section 7.1.       Duties of Trustee................................................. 42
         Section 7.2.       Rights of Trustee................................................. 43
         Section 7.3.       Individual Rights of Trustee...................................... 44
         Section 7.4.       Trustee's Disclaimer.............................................. 44
         Section 7.5.       Notice of Defaults................................................ 45
         Section 7.6.       Reports by Trustee to Holders..................................... 45
         Section 7.7.       Compensation and Indemnity........................................ 45
         Section 7.8.       Replacement of Trustee............................................ 46
         Section 7.9.       Successor Trustee by Merger, etc.................................. 47

         Section 7.10.      Eligibility; Disqualification..................................... 47
         Section 7.11.      Preferential Collection of Claims Against Company................. 48
         Section 7.12.      Money Held in Trust............................................... 48

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         Section 8.1.       Option to Effect Legal Defeasance or Covenant Defeasance.......... 48
         Section 8.2.       Legal Defeasance and Discharge.................................... 48
         Section 8.3.       Covenant Defeasance............................................... 49
         Section 8.4.       Conditions to Legal or Covenant Defeasance........................ 49
         Section 8.5.       Deposited Money and Government Securities to be Held in
                            Trust; Other Miscellaneous Provisions............................. 50
         Section 8.6.       Repayment to the Company.......................................... 51
         Section 8.7.       Reinstatement..................................................... 51

                                       ii


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

         Section 9.1.       Without Consent of Holders of Notes............................... 52
         Section 9.2.       With Consent of Holders of Notes.................................. 52
         Section 9.3.       Compliance with Trust Indenture Act............................... 54
         Section 9.4.       Revocation and Effect of Consents................................. 54
         Section 9.5.       Notation on or Exchange of Notes.................................. 54
         Section 9.6.       Trustee to Sign Amendments, etc................................... 55

                                   ARTICLE 10
                              SUBSIDIARY GUARANTEE

         Section 10.1.      Subsidiary Guarantee.............................................. 55
         Section 10.2.      Execution and Delivery of Subsidiary Guarantee.................... 56
         Section 10.3.      Guarantors May Consolidate, etc., on Certain Terms................ 56
         Section 10.4.      Releases Following Sale of Assets................................. 57
         Section 10.5.      "Trustee" to Include Paying Agent................................. 58

                                   ARTICLE 11
                                  MISCELLANEOUS

         Section 11.1.      Trust Indenture Act Controls...................................... 58
         Section 11.2.      Notices........................................................... 58
         Section 11.3.      Communication by Holders with Other Holders....................... 59
         Section 11.4.      Certificate and Opinion as to Conditions Precedent................ 60
         Section 11.5.      Statements Required in Certificate or Opinion..................... 60
         Section 11.6.      Rules by Trustee and Agents....................................... 60
         Section 11.7.      No Personal Liability of Directors, Officers, Employees
                            and Stockholders.................................................. 61
         Section 11.8.      Governing Law..................................................... 61
         Section 11.9.      No Adverse Interpretation of Other Agreements..................... 61
         Section 11.10.     Successors and Assigns............................................ 61
         Section 11.11.     Severability...................................................... 61

         Section 11.12.     Legal Holidays.................................................... 62
         Section 11.13.     Counterpart Originals............................................. 62
         Section 11.14.     Table of Contents, Headings, etc.................................. 62

                                    EXHIBITS

         Exhibit A          FORM OF NOTE
         Exhibit B          FORM OF SUBSIDIARY GUARANTEE

         INDENTURE dated as of July 23, 1997 among Delta Financial Corporation, a Delaware corporation (the "Company"), as issuer, each of Delta Funding Corporation, a New York corporation, DF Special Holdings Corporation, a Delaware corporation, Fidelity Mortgage, Inc., a Delaware corporation, and Fidelity Mortgage (Florida), Inc., a Delaware corporation (collectively, the "Subsidiary Guarantors"), and The Bank of New York, as trustee (the "Trustee").

         The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's 9 1/2% Senior Notes due 2004 (the "Notes"):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

         SECTION 1.1. DEFINITIONS.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that, for purposes of Section 4.11, beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Agent" means any Registrar, Paying Agent or coregistrar.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback and the sale or other disposition of any Residual Receivables) other than sales of Receivables in connection with Securitizations or Warehouse Facilities and sales of foreclosed assets, in each case in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.16 hereof and/or the provisions Article V and not by the provisions of Section 4.10), and (ii) the issuance by the Company or any of its Restricted Subsidiaries of Equity Interests, or the sale by the Company or any Restricted Subsidiary of any Equity Interests, in each case, of their Subsidiaries (other than directors qualifying shares), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following will not be deemed to be Asset Sales: (i) an issuance of Equity Interests by a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary; (ii) a Restricted Payment that is permitted by Section 4.7; and (iii) a disposition by a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary or by the Company to a Wholly-Owned Restricted Subsidiary of the Company.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any authorized committee thereof.

         "Business Day" means any day other than a Legal Holiday.

         "capital lease" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership (whether general or limited) or membership interests and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within nine months after the date of acquisition, and (vi) money market funds, the portfolios of which are limited to investments described in clauses (i) through (v) above.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation and excluding sales, leases, transfers, conveyances or other dispositions pursuant to Securitizations, Warehouse Facilities or Residual Receivables financing arrangements otherwise permitted by this Indenture entered into in the ordinary course of business), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than a Permitted Holder becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by general voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of all consolidated Indebtedness of the Company and its Restricted Subsidiaries excluding (A) Permitted Warehouse Debt, and (B) Hedging Obligations permitted to be incurred pursuant to Section 4.9(b)(vii) to (ii) the Consolidated Net Worth of the Company.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided, that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person,

(y) all Investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Directors constituting Continuing Directors who were members of such Board at the time of such nomination or election.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.2 or such other address as the Trustee may give notice to the Company.

         "Credit Enhancement Agreements" means, collectively, any documents, instruments or agreements entered into by the Company or, any of its Restricted Subsidiaries with any Person exclusively for the purpose of providing credit support for asset-backed securities issued in connection with Securitizations.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Disqualified Stock" means any Capital Stock that either (A) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise or, (ii) is convertible into or exchangeable for Indebtedness or Disqualified Stock, in whole or in part, or (iii) is redeemable, in whole or in part, at the option of the Holder thereof at any time, in any such case, on or prior to the date that is 91 days after the date on which the Notes mature, or (B) is designated by the Company (in a resolution of the Board of Directors delivered to the Trustee) as Disqualified Stock.

         "Eligible Receivables" means, at the time of determination, Receivables meeting the sale or loan eligibility criteria set forth in one or more of the Warehouse Facilities to which the Company or any of its Restricted Subsidiaries is a party at such time and is eligible for sale in a Securitization.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire such Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, such Capital Stock).

         "Excess Spread" means, over the life of a pool of Receivables that have been sold by the Company or a Restricted Subsidiary in a Securitization, the rights, other than servicing rights, retained by the Company or such Restricted Subsidiary at or subsequent to the closing of such Securitization or sale with respect to such pool, to receive cash flows attributable to such pool.

         "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. Notwithstanding the foregoing, the term "Guarantee" does not include obligations pursuant to representations, warranties, covenants and indemnities in connection with a Securitization or Warehouse Facility.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, cap agreements, collar agreements and related agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in value of assets owned, financed or sold, or of liabilities incurred or assumed, or of pre-funding arrangements, in any case in the ordinary course of business of such Person and not for speculative purposes.

         "Holder" means a person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the unpaid deferred balance of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), (iii) without duplication, all Warehouse Debt, (iv) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock and, in the case of any Subsidiary Guarantor, preferred stock (but excluding in each case any accrued dividends thereon), and (v) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person to the extent of any Guarantee of such indebtedness provided by such Person. Except in the case of Warehouse Debt (the amount of which shall be determined in accordance with the definition thereof) and except in the case of Hedging Obligations (the amount of which shall be determined on a net basis after rights of set-off and related positions), the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term "Indebtedness" does not include obligations pursuant to representations, warranties, covenants and indemnities in connection with a Securitization or Warehouse Facility.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company (other than Disqualified Stock) shall not be deemed to be an Investment.


         "Issue Date" means July 23, 1997.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate Cash Equivalent proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any Cash Equivalent received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the

Company or any of its Restricted Subsidiaries.

         "Note" or "Notes" means the Notes described above issued under this Indenture.

         "Obligations" means any principal, interest, penalties, fees and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.5 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 11.4 and 11.5 hereof.

         "Permitted Businesses" means any consumer or commercial finance business or any financial service business.

         "Permitted Holder" means any of Messrs. Sidney A. Miller, Hugh Miller, Marc E. Miller and Lee Miller, any spouse or lineal descendant thereof or any trust all of the beneficiaries of which are any of the foregoing.

         "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary that is a Subsidiary Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary in a Person if, as a result of such Investment, (i) such Person becomes (x) a Wholly-Owned Restricted Subsidiary and (y) a Subsidiary Guarantor that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary that is a Subsidiary Guarantor and that is engaged in a Permitted Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under Section 4.10 hereof; (e) any Investment in Receivables, Residual Receivables or Servicing Receivables made in the ordinary course of business; and (f) other Investments in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) that do not exceed $10.0 million in the aggregate since the Issue Date.

         "Permitted Liens" means (i) Liens on Receivables or other assets (other than Residual Receivables) securing Warehouse Debt or Hedging Obligations (or Guarantees of Warehouse Debt or Hedging Obligations); (ii) Liens on Servicing Receivables, Residual Receivables and on the Capital Stock of Restricted Subsidiaries of the Company substantially all of the assets of which are Residual Receivables; provided, however, that, (x) all Retained Residual Receivables shall remain unencumbered by any Lien unless after giving effect to such sale, conveyance or other disposition the aggregate amount of Senior Residual Receivables of the Company and its Restricted Subsidiaries which are unencumbered by any Lien (of which no more than 25% of the aggregate book value thereof shall constitute Retained Residual Receivables) would be greater than or equal to 250% of all Senior Indebtedness of the Company and its Restricted Subsidiaries, and (y) after giving effect to the incurrence of such Lien the aggregate amount of Senior Residual Receivables of the Company and its Restricted Subsidiaries which are unencumbered by any Lien (of which not more than 25% of the aggregate book value thereof shall constitute Retained Residual Receivables) would be greater than or equal to 150% of all Senior Indebtedness of the Company and its Restricted Subsidiaries; (iii) Liens in favor of the Company or any Restricted Subsidiary; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (v) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by
Section 4.9(b)(i) hereof covering only the assets acquired with such Indebtedness; (viii) Liens existing on the Issue Date; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens (including, without limitation, Liens on Residual Receivables) in favor of a monoline insurance company or other provider of credit enhancement pursuant to a Credit Enhancement Agreement; (xi) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $1.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xii) Liens imposed by law, including but not limited to carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or, other Liens arising out of judgments or awards against the Company or any of its Restricted Subsidiaries with respect to which the Company or such Restricted Subsidiary shall then be proceeding with an appeal or other proceedings for review; (xiii) survey exceptions, easements and other restrictions on the use of property; (xiv) Liens securing Indebtedness the proceeds of which were utilized by the Company or a Restricted Subsidiary solely to fund any advances to Securitization Trusts permitted by clause (v) of the second paragraph of Section 4.7 hereof, provided that such Liens encumber no assets other than the contractual right of the Company or such Restricted Subsidiary, as the case may be, to be reimbursed in respect of any advances funded by such Indebtedness; (xv) Liens on assets of Unrestricted Subsidiaries of the Company that secure Non-Recourse Debt of Unrestricted Subsidiaries of the Company; and (xvi) Liens to secure any Refinancing (or successive Refinancings), in whole or in part, of any Indebtedness (or commitment for Indebtedness) existing on the Issue Date; provided, however, that (x) any such new Lien shall be a Lien on the same asset class or interest securing the original Lien and (y) the Indebtedness secured by such Lien is not, solely by virtue of the Refinancing (unless otherwise permitted by this Indenture), increased to an amount greater than the greater of (A) the outstanding principal amount of the Indebtedness existing on the Issue Date secured by such Lien, or (B) if such Lien secures Indebtedness under a line of credit, the commitment amount of such line of credit existing on the Issue Date. Any determination of Senior Residual Receivable shall be based on the consolidated balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, after giving pro forma effect to the Lien for which such determination is being made and to any other sale of or Lien on or reduction of Residual Receivable since the date of such balance sheet.

         "Permitted Refinancing Indebtedness" means any Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than Indebtedness incurred pursuant to Sections 4.9(b)(ii), (iii), (vii), (ix), (x) and (xi)); provided that: (i) the principal amount (or accreted value, if applicable) or mandatory redemption amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or mandatory redemption amount, plus accrued interest or dividends on, the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of contractual prepayment charges and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity or final redemption date later than the final maturity or final redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred or such Disqualified Stock is issued either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.


         "Permitted Warehouse Debt" means Warehouse Debt of the Company or a Restricted Subsidiary outstanding under one or more Warehouse Facilities (excluding any Guarantees issued by the Company or a Restricted Subsidiary in connection therewith); provided, however, that (i) the assets purchased with proceeds of such Warehouse Debt are or, prior to any funding under the Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP, (ii) such Warehouse Debt will be deemed Permitted Warehouse Debt (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Debt has no contractual recourse to the Company or any of its Restricted Subsidiaries to satisfy claims in respect of such Warehouse Debt in excess of the realizable value of the Eligible Receivables financed thereby, and (b) in the case of any other Warehouse Facility, at the time such Warehouse Debt is incurred, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Eligible Receivables financed under such Warehouse Facility, and (B) 100% of the aggregate principal amount of such Eligible Receivables and (iii) any such Indebtedness incurred under such Warehouse Facility has not been outstanding in excess of 364 days.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

         "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary sells Receivables to a financial institution, commercial paper facility or conduit and retains a right of first refusal or other repurchase arrangement upon the subsequent resale of such Receivables by such financial institution, commercial paper facility or conduit.

         "Receivables" means consumer and commercial loans, leases and receivables purchased or originated by the Company or any Restricted Subsidiary; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

         "Refinance" means, in respect of any Indebtedness, to extend, refinance, renew, replace, defease, refund, repay, prepay, redeem, or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Residual Receivables" of the Company means at any time, the capitalized asset value of Excess Spread of the Company and its Restricted Subsidiaries (including, without limitation, subordinated, interest-only and residual certificates of a Securitization Trust), with respect to any Receivable pool of any Securitization Trust, calculated in accordance with GAAP.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

         "Retained Residual Receivables" has the meaning specified in Section 4.10.

         "SEC" means the Securities and Exchange Commission.

         "Securitization" means a public or private transfer of Receivables in the ordinary course of business and by which the Company or a Restricted Subsidiary directly or indirectly securitizes a pool of specialized Receivables, including any such transaction involving the sale of specialized Receivables to a Securitization Trust.

         "Securitization Trust" means any Person that is not a Restricted Subsidiary established exclusively for the purpose of issuing securities in connection with any Securitization, the obligations of which are without recourse to the Company or any of its Subsidiaries (other than obligations constituting Indebtedness incurred in accordance with Section 4.9(a) hereof).

         "Senior Indebtedness" means all Indebtedness of any Person that is not subordinated in right of payment to any other Indebtedness or other obligations of such Person, excluding Permitted Warehouse Debt and Hedging Obligations permitted to be incurred under this Indenture and, in the case of Indebtedness secured by Senior Residual Receivables, the lesser of (x) the amount of such Indebtedness and (y) the amount of the Senior Residual Receivables securing such Indebtedness.

         "Senior Residual Receivables" means Residual Receivables which have not been created as the result of or in connection with the sale, securitization or other disposition of other Residual Receivables.

         "Servicing Receivables" means the servicing rights or any interest therein with respect to any Receivables.

         "Significant Subsidiary" means any subsidiary that would be a

"significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (b) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantee" means the Guarantees, substantially in the form attached as Exhibit B hereto, of (i) the Subsidiary Guarantors and (ii) any other Person that executes such a Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

         "Subsidiary Guarantor" means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.1 hereof.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Trust Officer" means the Chairman of the Board, the President, any Vice President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary that those that might be obtained at the time from Persons who are not Affiliates of the Company; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (other than obligations constituting Indebtedness incurred in accordance with Section 4.9 hereof) (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c)

has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted Section 4.7 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant in Section 4.9 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness and issuance of preferred stock by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness and preferred stock is permitted under Section 4.9 hereof (ii) such Subsidiary becomes a Subsidiary Guarantor, and (iii) no Default or Event of Default would exist following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

         "Warehouse Debt" means Indebtedness of the Company or a Restricted Subsidiary equal to the greater of (x) the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility and (y) in the case of a Purchase Facility, the book value of the Eligible Receivables financed under such Warehouse Facility, until such time as such Eligible Receivables are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or
(iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company, including any Guarantees issued by the Company or a Restricted Subsidiary in connection therewith.

         "Warehouse Facility" means any funding arrangement, including Purchase Facilities, with a financial institution or other lender or purchaser or any conduit or special purpose vehicle used in connection with such funding arrangement, to the extent (and only to the extent) that the Company or any of its Restricted Subsidiaries incurs Warehouse Debt thereunder exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Restricted Subsidiary prior to securitization.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity (or final redemption, in the case of Disqualified Stock), in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness or mandatory redemption amount of Disqualified Stock.

         "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

SECTION 1.2. OTHER DEFINITIONS.

         Term                                                Defined in Section
         ----                                                ------------------

         "Affiliate Transaction".........................................4.11
         "Asset Sale Offer"..............................................4.10
         "Asset Sale Offer Amount"........................................3.9
         "Asset Sale Offer Period"........................................3.9
         "Bankruptcy Law".................................................6.1
         "Change of Control Offer".......................................4.16
         "Change of Control Payment".....................................4.16
         "Change of Control Payment Date"............................... 4.16
         "Covenant Defeasance"............................................8.3
         "Custodian"......................................................6.1

         "Event of Default"...............................................6.1
         "Incur"..........................................................4.9
         "Legal Defeasance"...............................................8.2
         "Paying Agent"...................................................2.3
         "Registrar"......................................................2.3
         "Restricted Payments"............................................4.7

SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Notes means the Company and the Subsidiary Guarantors.


         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4. RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) words in the singular include the plural, and in the plural include the singular;

         (d) provisions apply to successive events and transactions; and

         (e) the words "he," "his," and "him" refer to both the masculine and feminine gender.

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.1. FORM AND DATING.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is part of this Indenture. The Notes may have notations, legends or endorsements required by law or usage or required by a securities exchange. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note or Subsidiary Guarantee conflicts with the express provisions of this Indenture, the provisions of this indenture shall govern and be controlling.

SECTION 2.2. EXECUTION AND AUTHENTICATION.

         Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. An officer of each Subsidiary Guarantor shall sign the Subsidiary Guarantee for such Subsidiary Guarantor by manual or facsimile signature.

         If an Officer of the Company or a Subsidiary Guarantor whose signature is on a Note or a Subsidiary Guarantee no longer, as the case may be, holds that office at the time the Note is authenticated, the Note or the Subsidiary Guarantee, as the case may be, shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The Trustee's signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate Notes for original issue up to the aggregate principal amount stated in the Notes, upon a written order of the Company signed by two Officers. The aggregate principal amount of Notes outstanding at any time may not exceed the amount set forth in the Notes except as provided in Section 2.7 hereof.

         The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.3. REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more coregistrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or coregistrar.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as agent for service of notices and demands in connection with the Notes and the Subsidiary Guarantees.

SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company or a Subsidiary Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the

Company shall otherwise comply with TIA ss. 312(a). The Trustee may destroy any list of the names and addresses of Holders furnished to it upon receipt of a new list so furnished.

SECTION 2.6. TRANSFER AND EXCHANGE.

         When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

         Neither the Company nor the Registrar shall be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, being redeemed in part or (iii) to register the transfer or exchange of a Note between the record date and the next succeeding interest payment date.

         No service charge shall be charged to any Holder of a Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.6, or 9.5 hereof, which shall be paid by the Company).

         Prior to due presentment to the Trustee for registration of the transfer of any Note, the Trustee, any Agent, the Company or any Subsidiary Guarantor may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, or premium, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent, the Company or any Subsidiary Guarantor shall be affected by notice to the contrary.

SECTION 2.7. REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee, and the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue, and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate a replacement

Note if the Trustee's requirements are met. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an original additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8. OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9. TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary of the Company or any of their respective Affiliates shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Subsidiary of the Company or any Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10. TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon a written order of the Company signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return cancelled Notes to the Company upon written direction of the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. CUSIP NUMBER.

         The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3
                                   REDEMPTION


SECTION 3.1. NOTICES TO TRUSTEE.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.2. SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3. NOTICE OF REDEMPTION.

         Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent;


         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

         (i) the CUSIP number of the Note.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall deliver to the Trustee, at least 15 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.4. EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.5. DEPOSIT OF REDEMPTION PRICE.

         One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.1 hereof.

SECTION 3.6. NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7. OPTIONAL REDEMPTION.

         The Company shall not have the option to redeem the Notes pursuant to this Section 3.7 prior to August 1, 2001. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice to each Holder, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                  Year                                              Percentage
                  ----                                              ----------

                  2001..............................................  104.750%
                  2002..............................................  102.375%
                  2003 and thereafter ..............................  100.000%

         Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

SECTION 3.8. MANDATORY REDEMPTION

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.9. OFFER TO REDEEM BY APPLICATION OF EXCESS PROCEEDS.

         In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Asset Sale Offer

Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section
     3.9 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

         (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;


         (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis, to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all such Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of any Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

         The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act ("Rule 14e-1") and any other securities laws or regulations in connection with the repurchase of any Notes pursuant to this Section 3.9. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.9, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.9 by virtue thereof.

         Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.1. PAYMENT OF NOTES.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 10:00 a.m. Eastern Time on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interests (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2. MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or coregistrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

SECTION 4.3. REPORTS.

         Whether or not required by the rules and regulations of the SEC, so long as any of the Notes are outstanding, the Company will furnish to the Holders of the Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and

10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and the consolidated Subsidiaries of the Company (showing in reasonable detail, either on the face of the financial statements or in the notes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, if applicable, the financial condition and results of operations of the Company and its Restricted Subsidiaries separately from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.4. COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (which ends on December 31 of each year), commencing December 31, 1997, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each of its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, and so long as the Company's independent public accountants agree, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, as soon as possible and in any event within five days after any Officer becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5. TAXES.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not reasonably expected to be adverse in any material respect to the Holders of the Notes.

SECTION 4.6. STAY, EXTENSION AND USURY LAWS.

         The Company and each of the Subsidiary Guarantors covenants (to the extent that they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7. RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) other than dividends or other payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or other payments or distributions payable to the Company or any Wholly-Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by any Wholly-Owned Restricted Subsidiary of the Company) or any direct or indirect parent of the Company; (iii) make any principal payment on or with respect to, purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Guarantee (other than intercompany Indebtedness payable to the Company or a Restricted Subsidiary by any Restricted Subsidiary), except at its stated maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

         (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in Section 4.9(a) hereof; and

         (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii) and (iii) of the next succeeding paragraph), is less than the sum of (i) 25% of the aggregate cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from and after the last day of the first fiscal quarter ending immediately following the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or Indebtedness represented by securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or other Indebtedness represented by securities that have been converted into Disqualified Stock); plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

         The provisions of this Section 4.7 shall not prohibit the following Restricted Payments:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                  (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided, that the amount of any such net cash proceeds that are utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

                  (iii) the payment of principal on, or purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided, that the amount of any such net cash proceeds from any such sale of Equity Interests that are utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

                  (iv) payments in an amount not to exceed $500,000 in the aggregate during any fiscal year of the Company (plus any such amount not utilized in the preceding fiscal year) in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by an employee or director of the Company or any of its Subsidiaries, related to compensation or severance arrangements;

                  (v) advances to a Securitization Trust required to be made by the Company or any Restricted Subsidiary (in its capacity or the holder of the residual interest in such trust) if such advances rank senior in right of payment to all other interests in, and Indebtedness of, such trust; and

                  (vi) the making and consummation of any offer to repurchase any Indebtedness upon the occurrence of a change of control under and as defined in the documents governing such Indebtedness; provided, that in connection with Indebtedness incurred after the Issue Date, the definition of "change of control" is the same in all material respects as the definition of "Change of Control" set forth in this Indenture and payments pursuant thereto are not required to be made prior to the date on which the Change of Control Payment is required to be made under this Indenture and, with respect to any Indebtedness subordinated in right of payment to the Notes, no sooner than 30 days after the date such Change of Control Offer is required to be made.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted

Payments under the first paragraph of this

Section 4.7. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The amount of all Restricted Payments other than cash shall be the fair market value (evidenced by an Officers' Certificate on the date of the Restricted Payment) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment in excess of $1.0 million shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed.

SECTION 4.8. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) agreements relating to Indebtedness as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions (including additional Warehouse Facilities), replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the agreements relating to Indebtedness as in effect on the Issue Date, (b) applicable law, (c) any instrument governing Acquired Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Debt was incurred or such Capital Stock was issued or its terms amended in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person or the property or assets of the Person, so acquired, provided that such Person is not taken into account in determining on a pro forma basis whether such acquisition subject to such Acquired Debt was permitted by the terms of this Indenture, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, and (f) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.9. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock except for preferred stock issued to and held by the Company or any Wholly-Owned Restricted Subsidiary of the Company, provided that any subsequent issuance or transfer of Capital Stock that results in such Wholly-Owned Restricted Subsidiary ceasing to be a Wholly-Owned Restricted Subsidiary of the Company or any subsequent transfer of such preferred stock (other than to the Company or any of its Wholly-Owned Restricted Subsidiaries) will be deemed, in each case, to constitute the issuance of such preferred stock by the issuer thereof; provided, however, that the Company or any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Subsidiary Guarantor may issue preferred stock if, on the date of such incurrence or issuance and after giving effect thereto, the Consolidated Leverage Ratio does not exceed 2.0 to 1.0.

         (b) The foregoing provisions will not apply to:

                  (i) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $15.0 million in the aggregate since the Issue Date;

                  (ii) the existence of Warehouse Facilities, regardless of amount, and the incurrence of Permitted Warehouse Debt by the Company or any of its Restricted Subsidiaries; provided, however, that to the extent any such Indebtedness of the Company or a Restricted Subsidiary of the Company ceases to constitute Permitted Warehouse Debt, to such extent such Indebtedness shall be deemed to be incurred by the Company or such Restricted Subsidiary of the Company, as the case may be, at such time;

                  (iii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to the Company or any of its Restricted Subsidiaries; provided, however, that (x)(A) any subsequent issuance or transfer of any Capital Stock which results in any such Indebtedness being held by a Person other than a Restricted Subsidiary of the Company and (B) any sale or transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, and (y) any Indebtedness of the Company to any Restricted Subsidiary is permitted by Section 4.7 hereof;

                  (iv) the incurrence by the Company of Indebtedness represented by the Notes and the incurrence by the Subsidiary Guarantors of Guarantees;

                  (v) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

                  (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness with respect to Indebtedness that was permitted by this Indenture to be incurred or that was outstanding at the Issue Date;

                  (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations directly related to (w) Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted by this Indenture to be incurred, (x) Receivables held by the Company or a Restricted Subsidiary pending sale in a Securitization, (y) Receivables of the Company or a Restricted Subsidiary that have been sold pursuant to a Warehouse Facility; or (z) Receivables that the Company or a Restricted Subsidiary reasonably expects to purchase or commit to purchase, finance or accept as collateral; provided, however, that, in the case of each of the foregoing clauses (w) through (z), such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by the Company and its Restricted Subsidiaries on the Issue Date;

                  (viii) the incurrence of Acquired Debt by the Company or any Subsidiary Guarantor in a principal amount not to exceed $15.0 million in the aggregate since the Issue Date (reduced by the amount of Acquired Debt repaid with Net Proceeds of Asset Sales of the Restricted Subsidiary acquired subject to such Acquired Debt) that is without recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets (other than the Subsidiary Guarantor acquired subject to such Acquired Debt), and is not guaranteed by any such Person;


                  (ix) the Guarantee by the Company or any of the Subsidiary Guarantors of the Indebtedness of the Company or another Subsidiary Guarantor that was permitted to be incurred by another provision of this Section 4.9;

                  (x) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness in an aggregate principal amount at any time outstanding not to exceed $10.0 million; and

                  (xi) (A) the incurrence by an Unrestricted Subsidiary of the Company of Non-Recourse Debt (including, without limitation, Non-Recourse Debt that would constitute Permitted Warehouse Debt if incurred by a Restricted Subsidiary of the Company); provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of the Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary and (B) the issuance by an Unrestricted Subsidiary of the Company of preferred stock.

         (c) The Company shall not, and shall not permit any Subsidiary Guarantor to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated to the Notes, or the Subsidiary Guarantee of such Subsidiary Guarantor (as applicable), on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured or of limited recourse.

         (d) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xi) of Section 4.9(b) above or is entitled to be incurred pursuant to Section 4.9(a), the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 4.9(a).

SECTION 4.10. ASSET SALES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an Officers' Certificate delivered to the Trustee and, with respect to any Asset Sale involving consideration in excess of $5.0 million, a resolution of the Company's Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% (or, in the case of the sale or other disposition of any Residual Receivables (or interest therein), 50%) of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are expressly assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any currencies, securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents within 30 days after receipt (to the extent of the cash received), shall be deemed to be Cash Equivalents for purposes of this provision.

         Within 180 days after the receipt of any Net Proceeds from an Asset Sale subject to this covenant, the Company or the Restricted Subsidiary, as the case may be, may apply an amount equal to 100% of such Net Proceeds to (i) an Investment (other than in Receivables that, at the time of purchase, are not Eligible Receivables), or (ii) the purchase of Receivables that are, at the time of purchase, Eligible Receivables, or (iii) the making of any capital expenditure, or (iv) the acquisition of any other tangible assets, in each case, in or with respect to a Permitted Business. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce outstanding Indebtedness or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture. Any Net Proceeds from Asset Sales not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Company shall make an offer to all Holders of the Notes (an "Asset Sale Offer") to purchase the maximum principal amount of the Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in this Indenture.

         Notwithstanding the foregoing, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly sell or otherwise convey or dispose of any Residual

Receivables or interest therein for consideration of which less than 85% is in the form of Cash Equivalents, unless: (i) from and after the Issue Date, upon the creation of any Senior Residual Receivables by the Company or any Restricted Subsidiary, the Company shall designate, by an Officers' Certificate delivered to the Trustee, Senior Residual Receivables with an aggregate book value equal to 25% of the book value of the Senior Residual Receivables so created as Retained Residual Receivables ("Retained Residual Receivables") and no such designation shall have been revoked except as provided below; (ii) none of the Residual Receivables sold, conveyed or otherwise disposed of constitute Retained Residual Receivables unless after giving effect to such sale, conveyance or other disposition the aggregate amount of Senior Residual Receivables of the Company and its Restricted Subsidiaries which are unencumbered by any Lien (of which no more than 25% of the aggregate book value thereof shall constitute

Retained Residual Receivables) would be greater than or equal to 250% of all Senior Indebtedness of the Company and its Restricted Subsidiaries; and (iii) after giving effect to any such sale, conveyance or other disposition of Residual Receivables the aggregate amount of Senior Residual Receivables of the Company and its Restricted Subsidiaries which are unencumbered by any Lien (of which not more than 25% of the aggregate book value thereof shall constitute Retained Residual Receivables) would be greater than or equal to 150% of all Senior Indebtedness of the Company and its Restricted Subsidiaries. From time to time, the Company may revoke the designation of any Senior Residual Receivable as a Retained Residual Receivable if the Company simultaneously designates as Retained Residual Receivables (in addition to any other such designation otherwise required by this Indenture) Senior Residual Receivables (not subject to any Lien) with an aggregate book value equal to or greater than that of the Senior Residual Receivables as to which such designation has been revoked. Any determination of the amount of Residual Receivables shall be based on the consolidated balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, after giving pro forma effect to the Asset Sale for which such determination is being made and to any other sale of or Lien on or reduction of Residual Receivables since the date of such balance sheet.

         To the extent that the aggregate amount of the Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or the Restricted Subsidiary, as the case may be, may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of the Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that Affiliate Transactions shall not include (A) any employment agreement, stock option, employee benefit, indemnification, compensation (including the payment of reasonable fees to Directors of the Company or its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries), business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, (B) transactions between or among the Company and/or its Restricted Subsidiaries not otherwise prohibited by this Indenture, (C) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in aggregate principal amount outstanding at any one time, and (D) Restricted Payments other than Restricted Investments that are permitted by Section 4.7 hereof.

SECTION 4.12. LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13. BUSINESS ACTIVITIES.

         The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

SECTION 4.14. PAYMENTS FOR CONSENT.

         Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any of the Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes or any Subsidiary Guarantee unless such consideration is offered to be paid or is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.15. CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.16. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         (a) Upon the occurrence of a Change of Control, each Holder of the Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in such notice, which date shall be no earlier than the earliest date permitted under Rule 14e-1 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.16 by virtue thereof.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all the Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer and purchases all the Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.17. ADDITIONAL SUBSIDIARY GUARANTEES.

         If the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture, then the Company shall cause such newly acquired or created Subsidiary to execute a Subsidiary Guarantee and deliver an Opinion of Counsel, in accordance with the terms of this Indenture, except this Section 4.17 shall not apply to any Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.1. MERGER, CONSOLIDATION OR SALE OF ASSETS.

         The Company shall not consolidate, or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation, or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; (iv) each of the Subsidiary Guarantors confirms its obligations under the Subsidiary Guarantees and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee and (v) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.9.(a)

SECTION 5.2. SUCCESSOR CORPORATION SUBSTITUTED.


         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company) and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meet the requirements of Section 5.1 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.1. EVENTS OF DEFAULT.

         An "Event of Default" occurs if:

         (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

         (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

         (c) the Company fails to comply with any of the provisions of Section 4.7, 4.9, 4.10, 4.12, 4.16 or 5.1 hereof;

         (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Notes for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

         (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness under which there has been a Payment Default or, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more;

         (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant

     Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

         (g) the Company or any of its Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Restricted Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (iv) makes a general assignment for the benefit of its creditors,

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Restricted Subsidiary in an involuntary case;

                  (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days; or


                  (i) any Subsidiary Guarantee shall be held in any judicial proceeding to be invalid or unenforceable or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall deny or disaffirm its obligations under its Guarantee.

         The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.2. ACCELERATION.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.1 hereof with respect to the Company, any Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Restricted Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or
(h) of Section 6.1 hereof occurs with respect to the Company, any of its Restricted Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Restricted Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         If an Event of Default occurs on or after August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.7 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on August 1 of the years set forth below, as set forth below (expressed as a percentage of the principal amount to the date of payment that would otherwise be due but for the provisions of this sentence):


                  Year                                                Percentage
                  ----                                                ----------

                  1997...........................................     109.500%
                  1998...........................................     108.250%
                  1999...........................................     107.000%
                  2000...........................................     105.750%

SECTION 6.3. OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes, to enforce the performance of any provision of the Notes, this Indenture or the Subsidiary Guarantees.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4. WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5. CONTROL BY MAJORITY.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes, or that may involve the Trustee in personal liability.

SECTION 6.6. LIMITATION ON SUITS.


         A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.

SECTION 6.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note including in connection with an offer to purchase, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8. COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9. TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the

Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.1. DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and


         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2. RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.


         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this indenture.

SECTION 7.3. INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4. TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5. NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the

Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6. REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each February 1st beginning with February 1, 1998, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC in accordance with TIA ss. 313(d).

SECTION 7.7. COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation as shall from time to time be agreed to in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.


         The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

         The provisions of this Section 7.7 shall survive the termination of this Indenture.

SECTION 7.8. REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee at any time by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to its lien provided for in Section 7.7 hereof. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

SECTION 7.9. SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, provided that such corporation shall be otherwise qualified and eligible under this Article 7. In case any Notes shall have been authenticated, but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner provided for in this Article.

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee that has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 7.12. MONEY HELD IN TRUST.

         Money held by the Trustee in trust hereunder need not be segregated form other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.2. LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due,

(b) the Company's obligations with respect to such Notes under Article 2 and
Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3. COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.16 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this
Section 8.3 hereof, subject to the satisfaction of the conditions set forth in
Section 8.4 hereof, Sections 6.1(c) through 6.1(f) hereof shall not constitute Events of Default.

SECTION 8.4. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the

     Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this
     Article 8 concurrently with such incurrence) or insofar as Sections 6.1(g) or 6.1(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or the Subsidiary Guarantors with the intent of defeating, hindering, delaying or defrauding creditors of the Company, the Subsidiary Guarantors or others; and

         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.5. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
             OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6. REPAYMENT TO THE COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease;

provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7. REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the

Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1. WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding Section 9.2 of this Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder:

         (a) to cure any ambiguity, defect or inconsistency, provided that such action shall not adversely affect the interests of the Holders in any material respect;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code) or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

         (c) to provide for the assumption of the Company's and the Subsidiary Guarantors' obligations to the Holders in the case of a merger or consolidation not prohibited by this Indenture;


         (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder; or

                (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2. WITH CONSENT OF HOLDERS OF NOTES.

         Except as provided below in this Section 9.2, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture (including Section 3.9, 4.10 and 4.16 hereof) and the Subsidiary Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         Upon the request of the Company and each Subsidiary Guarantor accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or the Subsidiary Guarantors with any provision of this Indenture, the Subsidiary Guarantees or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

         (a) reduce the percentage in principal amount of Notes, the consent of whose Holders is required for an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.9, 4.10 and 4.16 hereof;

         (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

         (e) make any Note payable in currency other than that stated in the Notes;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal or premium, if any, or interest on the Notes;


         (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10 or 4.16 hereof);

         (h) release any Subsidiary Guarantor from its obligations under this Indenture or its Guarantee of the Notes (other than in accordance with this Indenture);

         (i) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

         (j) modify the provisions of this Section 9.2.

SECTION 9.3. COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4. REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5. NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

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

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6. TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                              SUBSIDIARY GUARANTEES

SECTION 10.1. SUBSIDIARY GUARANTEE.

         Each of the Subsidiary Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that the Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Subsidiary Guarantors, any amount paid by any such entity to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Subsidiary Guarantee,

notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

SECTION 10.2. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

         To evidence its Subsidiary Guarantee set forth in Section 10.1, each Subsidiary Guarantor hereby agrees that a notation on such Subsidiary Guarantee substantially in the form of Exhibit B, which is part of this Indenture, shall be endorsed by an officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

         Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 10.3. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

         (a) Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety, or substantially as an entirety, to the Company, unless immediately after giving effect to such transaction, a Default or Event of Default exists.

         (b) Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with such Subsidiary Guarantor, or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety or any sale or other disposition of all the capital stock of any Subsidiary Guarantor, to a corporation other than the Company (whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same if immediately after giving effect to such transaction, no Default or Event of Default exists; provided, however, that each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee endorsed on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form and substance to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation or into which the Subsidiary Guarantor shall have been merged, or by the corporation which shall have acquired such property. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form and substance to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

SECTION 10.4. RELEASES FOLLOWING SALE OF ASSETS.

         (a) If the assets sold in any Asset Sale permitted by this Indenture include all or substantially all of the assets of any Subsidiary Guarantor or all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor) shall be released and relieved of its obligations under its Subsidiary Guarantee made to any Person that is not an Affiliate of the Company; provided that in the event of such an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.


         (b) Upon the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Subsidiary Guarantor shall be released and relieved of its obligations under its Subsidiary Guarantee and this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such designation of such Subsidiary Guarantor as an Unrestricted Subsidiary was made by the Company in accordance with the provisions of this Indenture, also including without limitation Section 4.7 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any Subsidiary Guarantee not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantee under the Indenture as provided in this Article 10.

SECTION 10.5. "TRUSTEE" TO INCLUDE PAYING AGENT.

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.1. TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

SECTION 11.2. NOTICES.

         Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

         If to the Company:

      Delta Financial Corporation
      1000 Woodbury Road, Suite 200
      Woodbury, New York 11797-9003
      Attention:  Marc E. Miller
      Telecopier No.:  (516) 364-9450

         If to the Trustee:

      The Bank of New York
      101 Barclay Street, Floor 21 West
      New York, New York 10286
      Attention: Corporate Trust Administration
      Telecopier No.: (212) 815-5915

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 11.3. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section
     11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.6. RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
              STOCKHOLDERS.

         No director, officer, employee, incorporator or stockholder of the Company or a Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, this

Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.8. GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 11.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS .

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS AND ASSIGNS.

         All agreements of the Company in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 11.11. SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. LEGAL HOLIDAYS.

         In any case where any interest payment date, redemption date, purchase date or stated maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Notes) payment of interest or principal and premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date, redemption date, purchase date or at the stated maturity, provided that no interest shall accrue for the period from and after such interest payment date, redemption date, purchase date or at the stated maturity, as the case may be.

SECTION 11.13. COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.14. TABLE OF CONTENTS, HEADINGS, ETC.


         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES


DATED JULY 23, 1997                           DELTA FINANCIAL CORPORATION



                                              BY: /s/ HUGH MILLER
                                                 -------------------------------
                                                 NAME: HUGH MILLER
                                                 TITLE: CHIEF EXECUTIVE OFFICER

DATED JULY 23, 1997                           DELTA FUNDING CORPORATION



                                              BY: /s/ HUGH MILLER
                                                 -------------------------------
                                                 NAME: HUGH MILLER
                                                 TITLE: CHIEF EXECUTIVE OFFICER

DATED JULY 23, 1997                           DF SPECIAL HOLDINGS CORPORATION



                                              BY: /s/ HUGH MILLER
                                                 -------------------------------
                                                 NAME: HUGH MILLER
                                                 TITLE: CHIEF EXECUTIVE OFFICER

DATED JULY 23, 1997                           FIDELITY MORTGAGE, INC.



                                              BY: /s/ HUGH MILLER
                                                 -------------------------------
                                                 NAME: HUGH MILLER
                                                 TITLE: CHIEF EXECUTIVE OFFICER

DATED JULY 23, 1997                           FIDELITY MORTGAGE (FLORIDA), INC.



                                              BY: /s/ HUGH MILLER
                                                 -------------------------------
                                                 NAME: HUGH MILLER
                                                 TITLE: CHIEF EXECUTIVE OFFICER

DATED JULY 23, 1997                           THE BANK OF NEW YORK




                                              BY: /s/ MARY LAGUMINA
                                                 -------------------------------
                                                 NAME: MARY LAGUMINA
                                                 TITLE: Authorized Signatory

                                    EXHIBIT A
                                 (Face of Note)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                         CUSIP/CINS ____________

                          9 1/2% Senior Notes due 2004

      REGISTERED                                              REGISTERED

      No. R-___                                                    $___________

                          DELTA FINANCIAL CORPORATION

      promises to pay to _________________________________________________

      or registered assigns,

      the principal sum of  $               (                 DOLLARS)
                            ------------------------------------------

      on August 1, 2004.

      Interest Payment Dates:  August 1 and February 1

      Record Dates:  January 15 and July 15

                                               DATED:

                                               DELTA FINANCIAL CORPORATION

                                               BY:
                                                  ------------------------------
                                                  NAME:
                                                  TITLE:

This is one of the Notes referred to in the within-mentioned Indenture:

DATED:

THE BANK OF NEW YORK,
as Trustee

By:
   ----------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 (Back of Note)

                           DELTA FINANCIAL CORPORATION

                          9 1/2% Senior Notes due 2004

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Delta Financial Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 1/2% per annum from July 23, 1997 until maturity. The Company will pay interest semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interests (without regard to any applicable grace period) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15th or July 15th next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without The City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated

July 23, 1997 ("Indenture") between the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Company limited to $150,000,000.00 in aggregate principal amount.

         5. OPTIONAL REDEMPTION. The Company shall not have the option to redeem the Notes pursuant to Section 3.7 of the Indenture prior to August 1, 2001. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice to each Holder, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                  Year                                              Percentage
                  ----                                              ----------

                  2001..............................................  104.750%
                  2002..............................................  102.375%
                  2003 and thereafter ..............................  100.000%


                  Any redemption pursuant to Section 3.7 of the Indenture shall be made pursuant to the provisions of Sections 3.1 through 3.6 thereof.

         6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, each Holder of the Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. Within ten days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Restricted Subsidiary consummates any Asset Sale, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.9 of the

Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or the Restricted Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section 4.7, 4.9, 4.10, 4.12, 4.16 or 5.1 of the Indenture; (iv) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default constitutes a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (viii) certain events relating to the failure of any Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         18. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  DELTA FINANCIAL CORPORATION
                  1000 WOODBURY ROAD, SUITE 200
                  WOODBURY, NEW YORK 11797-9003
                  ATTENTION: HUGH MILLER

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note, for value received, to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
attorney to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
     ------------------------------------------------------

              Your Signature:
                             ---------------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed. The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockholders, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.16 of the Indenture, check the box below:

         / / Section 4.10          / / Section 4.16

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$
 -----------

Date:                            Your Signature:
     ---------------------------                --------------------------------
                                 (Sign exactly as your name appears on the Note)

                                 Tax Identification No.:
                                                        ------------------------
Signature Guarantee:*

*NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed. The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockholders, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT B
                         (Form of Subsidiary Guarantee)

                              SUBSIDIARY GUARANTEE

         For value received, each Subsidiary Guarantor, hereby, jointly and severally with the other Subsidiary Guarantors, fully and unconditionally guarantees to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company to the Holders or the Trustee under the Notes or under the Indenture, that: (a) the principal of, and premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal of interest on the Note, if any, if lawful and all other Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately.

         The Obligations of the Subsidiary Guarantors to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of
Article 10 of the Indenture are incorporated herein by reference.

         No director, officer, employee, incorporator or stockholder, as such, past, present or future, of the Subsidiary Guarantor shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such director, officer, employee, incorporator or stockholder.

         This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder of or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This a Subsidiary Guarantee of payment and not a guarantee of collection.

         In certain circumstances more fully described in the Indenture, any Subsidiary Guarantor may be released from its liability under this Subsidiary Guarantee, and any such release will be effective whether or not noted hereon.

         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this

Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         For purposes hereof, each Subsidiary Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and
(ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

         This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Notes, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         The Subsidiary Guarantors or any particular Subsidiary Guarantor shall be released from this Guarantee upon the terms and subject to certain conditions provided in the Indenture and any supplemental indentures thereto.

         By delivery of a supplemental indenture to the Trustee in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of the Indenture will be deemed to have executed and delivered this Subsidiary Guarantee for the benefit of the Holder of the Notes upon which this Subsidiary Guarantee is endorsed with the same effect as if such Subsidiary Guarantor was named below and has executed and delivered this Subsidiary

Guarantee.

         Subject to the next following paragraph, each Subsidiary Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Subsidiary Guarantee and to constitute the same valid obligation of the Subsidiary Guarantor have been done and performed and have happened in due compliance with all applicable laws.

         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture.

         Reference is made to the Indenture for further provisions with respect to this Subsidiary Guarantee.

         THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                   SIGNATURES

DATED JULY 23, 1997                            DELTA FUNDING CORPORATION



                                               BY:
                                                  -----------------------------
                                                  NAME: MARC E. MILLER
                                                  TITLE: VICE PRESIDENT

DATED JULY 23, 1997                            DF SPECIAL HOLDINGS CORPORATION



                                               BY:
                                                  -----------------------------
                                                  NAME: MARC E. MILLER
                                                  TITLE: VICE PRESIDENT

DATED JULY 23, 1997                            FIDELITY MORTGAGE, INC.



                                               BY:
                                                  -----------------------------
                                                  NAME: MARC E. MILLER
                                                  TITLE: VICE PRESIDENT

DATED JULY 23, 1997                            FIDELITY MORTGAGE (FLORIDA), INC.



                                               BY:
                                                  -----------------------------
                                                  NAME: MARC E. MILLER
                                                  TITLE: VICE PRESIDENT